As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-108734

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3238476
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

134 Coolidge Avenue Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED V.I. TECHNOLOGIES, INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Alan W. Dunton, M.D. President and Chief Executive Officer Panacos Pharmaceuticals, Inc. 134 Coolidge Avenue Watertown, Massachusetts 02472 (617) 926-1551	Copies to: Megan N. Gates, Esq. Mintz, Levin, Ferris, Glovsky & Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

On September 12, 2003, Panacos Pharmaceuticals, Inc., formerly known as V.I. Technologies, Inc. (the “Company”), filed a registration statement on Form S-8 (File No. 333-108734) (the “Registration Statement”). The Registration Statement registered a total of 200,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Company’s Amended and Restated 1998 Employee Stock Purchase Plan. This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on March 12, 2009.

PANACOS PHARMACEUTICALS, INC.

/s/ Alan W. Dunton, M.D.
Alan W. Dunton, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan W. Dunton, M.D. Alan W. Dunton, M.D.	President and Chief Executive Officer and Director	March 12, 2009

/s/ Robert B. Pelletier, CPA, MBA Robert B. Pelletier, CPA, MBA	Vice President of Finance and Principal Accounting Officer	March 12, 2009

/s/ Laurent Fischer, M.D. Laurent Fischer, M.D.	Director	March 12, 2009

/s/ Jeremy Hayward-Surry Jeremy Hayward-Surry	Director	March 12, 2009